UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broadway
New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 536-2842

Registrant’s Former Name or Address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Take-Two Interactive Software, Inc. (the “Company”) entered into a Management Agreement, dated as of May 20, 2011 (the “Management Agreement”), with ZelnickMedia Corporation (“ZelnickMedia”).  The Management Agreement will become effective as of the Company’s 2011 Annual Meeting only if the Company’s stockholders approve the Management Agreement (the “Stockholder Approval”) at the meeting.  If the Company’s stockholders do not approve the Management Agreement, the Management Agreement will be null and void, and the Company and ZelnickMedia will continue to operate under the terms and conditions of the Company’s existing Management Agreement with ZelnickMedia, dated as of March 30, 2007, as amended as of July 27, 2007 and February 14, 2008 (the “Original Agreement”).  The Company has agreed to include a proposal for the approval of the Management Agreement in its proxy statement for the 2011 Annual Meeting.  The independent members of the Board of Directors of the Company (the “Board”) will recommend that the Company’s stockholders vote for the approval of the Management Agreement.

Under the terms of the Management Agreement, ZelnickMedia will continue to provide financial and management consulting services to the Company pursuant to the Original Agreement until the Management Agreement becomes effective.  Once effective, the Management Agreement will supersede and replace the Original Agreement, except as otherwise contemplated in the Management Agreement.

Term and Personnel.  The Management Agreement provides for a term through May 31, 2015, unless earlier terminated in accordance with its terms.  Under the Management Agreement, ZelnickMedia will continue to provide certain individuals as it deems appropriate for the performance of the Management Agreement.  Specifically (i) Strauss Zelnick will serve as Executive Chairman of the Board and Chief Executive Officer (“CEO”) of the Company, (ii) Karl Slatoff will serve as the Company’s Chief Operating Officer, (iii) an employee of ZelnickMedia will serve as a Vice President or another senior position of the Company and (iv) other ZelnickMedia personnel as appropriate will provide services to the Company on a project-by-project, as needed basis.  If Mr. Zelnick or any other employee of ZelnickMedia acting in an executive capacity for the Company pursuant to the Management Agreement is unable or unavailable to serve in such capacity (other than due to a termination by the Company without Cause or their resignation for Good Reason (as such terms are defined in such person’s employment agreement with the Company or, in the case of Mr. Zelnick, in the Management Agreement)), and ZelnickMedia is unable to provide a qualified individual within a reasonable period of time to serve in such capacity who is reasonably satisfactory to the Board, then the Company may fill such position with a person not affiliated with ZelnickMedia and deduct the costs of such person’s compensation from ZelnickMedia’s compensation under the Management Agreement.

Management Fee and Annual Bonus Opportunity.  Commencing the first day of the month following the month in which the Stockholder Approval is obtained, the Company will pay ZelnickMedia a monthly management fee equal to $208,333 per month (the same rate as in the Original Agreement), subject to a 3% annual increase effective as of April 1 of each year during the term.  In addition to the monthly management fee, ZelnickMedia will receive an annual bonus, subject to the achievement by the Company of certain performance thresholds, in respect of each of the four fiscal years ending March 31, 2012, 2013, 2014 and 2015, as well as a pro-rated annual bonus for the period between March 31, 2015 and May 31, 2015.  For the fiscal year ending March 31, 2012, the annual bonus opportunity amount ranges from $0 (at 80% of the Target, as defined in the Management Agreement) to $3,500,000 (at 150% of the Target or greater).  The annual bonus opportunity amounts are subject to a 3% annual increase effective as of April 1 of each year during the term.  If the Management Agreement is terminated by the Company without Cause (as defined in the Management Agreement) or by ZelnickMedia for Good Reason (as defined in the Management Agreement) (whether before or after a Change in Control (as defined in the Management Agreement)), ZelnickMedia is entitled to be paid on the date of termination an amount equal to the lesser of (i) all management fees that would have been paid through May 31, 2015, plus the amount of all annual bonuses not yet accrued or paid that would have been payable in respect of any fiscal year through May 31, 2015, assuming 100% of the Target is met in each such fiscal year and (ii) three times the sum of the then-current per annum management fee plus the then-current 100% Target bonus amount.

Expense Reimbursement.  Under the Management Agreement, ZelnickMedia will be entitled to the reimbursement of reasonable out-of-pocket expenses in connection with the Management Agreement and the rendering of services thereunder.

Restrictions on Sale of Vested Stock.  Under the Management Agreement, ZelnickMedia (and its shareholders, partners, members and other affiliates) are prohibited from selling any vested shares of restricted stock of the Company granted pursuant to the Original Agreement or any shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), acquired upon exercise of the options granted to ZelnickMedia pursuant to the Original Agreement (the “Option Shares”), until October 31, 2012.  In addition, prior to May 31, 2015 (or earlier in the event of a Change in Control), ZelnickMedia (and its shareholders, partners, members and other affiliates) are prohibited from selling any vested shares of restricted stock of the Company granted pursuant to the Original Agreement or the Management Agreement, or any Option Shares, if the Market Value (as defined in the Management Agreement) of all shares of the Company (including but not limited to (i) the Option Shares, (ii) vested or unvested shares of time-based restricted stock of the Company granted pursuant to the Original Agreement or the Management Agreement and (iii) vested shares of performance-based restricted stock of the Company granted pursuant to the Original Agreement or the Management Agreement, but excluding unvested shares of performance-based restricted stock of the Company granted pursuant to the Original Agreement or the Management Agreement) that would, after giving effect to such proposed sale or other disposition, be owned by ZelnickMedia, its shareholders, partners, members and other affiliates as of the trading day immediately preceding the date of the proposed sale or disposition, be less than four times (4X) the then current per annum management fee (excluding any bonuses).

Restricted Stock Awards

Subject to receipt of the Stockholder Approval, the Company will issue time-based and performance-based restricted stock to ZelnickMedia, as further described below, on the earlier of (i) the fifth trading day following the filing of the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ending September 30, 2011 and (ii) November 30, 2011.

Time-Based Award.  The Company will grant ZelnickMedia a restricted stock award of 1,100,000 shares of Common Stock that will vest in equal installments on each of the first, second, third, and fourth anniversaries of April 1, 2011, provided that the Management Agreement has not been terminated prior to the applicable vesting date (the “Time-Based Award”).  Notwithstanding the foregoing, the Time-Based Award will immediately vest in full if the Management Agreement is terminated by the Company without Cause or by ZelnickMedia with Good Reason.  Conversely, ZelnickMedia will forfeit to the Company any and all restricted stock that has not previously vested under the Time-Based Award if the Management Agreement is terminated other than by the Company without Cause or by ZelnickMedia with Good Reason.

Performance-Based Award.  The Company will grant ZelnickMedia a restricted stock award of 1,650,000 shares of Common Stock that will be eligible to vest in four equal “vesting tranches” on each of the first four anniversaries of April 1, 2011, respectively, based on the Company’s total shareholder return relative to the total shareholder return of the companies that constitute the NASDAQ Composite Index (the “Peer Companies”) during each of the four fiscal years of the Company ending March 31, 2012, 2013, 2014, and 2015.  To earn all of the shares, the Company must perform at the 75th percentile, or top quartile, of the Index.

In the event that fewer than 100% of the shares in any of the first three vesting tranches vest with respect to the applicable fiscal year, the unvested shares will remain eligible to vest on each subsequent vesting date for the remaining tranches, based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such subsequent vesting date.

Upon a termination of the Management Agreement by the Company without Cause or by ZelnickMedia with Good Reason, in either case prior to a Change in Control and prior to April 1, 2015, any then-unvested shares will vest as of such date contingent and based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such termination.  Any shares that are unvested following the date of termination will remain eligible to vest upon the consummation of a Change in Control; provided that the Board approves a definitive agreement that will result in a Change in Control, or the Company publicly announces an intention to consummate a Change in Control, in either case within the 90-day period following the date of such termination, based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such Change in Control.  Any shares that remain unvested subsequent to the consummation of the Change in Control, or if the Board does not approve a definitive agreement that will result in a

Change in Control or the Company does not publicly announce an intention to consummate a Change in Control within such 90-day period, the 90th day following such termination, will automatically be forfeited and will revert back to the Company.

If a Change in Control occurs during the term of the Management Agreement, a certain number of shares will become eligible to vest and will vest in full upon the next regular vesting date for such shares, or if earlier, a termination of the Management Agreement by the Company without Cause or by ZelnickMedia with Good Reason, based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such Change in Control.  Notwithstanding the foregoing, ZelnickMedia may require the Company to cancel such vesting-eligible shares upon such Change in Control and deposit into a trust an amount in cash equal to the market value of the consideration payable in connection with such Change in Control in respect of each such share, which cash will be paid to ZelnickMedia at such time as the vesting-eligible shares would have otherwise vested.  Vesting-eligible shares will be treated in the same manner as any other shares of unvested restricted stock outstanding under the Take-Two Interactive Software, Inc. 2009 Incentive Stock Plan, as amended.  All shares that do not become eligible to vest following a Change in Control (based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such Change in Control, as described above) will automatically be forfeited and will revert back to the Company.

Except as described above, any shares that have not vested as of the earlier of April 1, 2015, and the termination of the Management Agreement other than by the Company without Cause or by ZelnickMedia with Good Reason will automatically be forfeited and will revert back to the Company.

Existing Awards.  Upon any termination of the Management Agreement or the consummation of a Change in Control, the shares of restricted stock granted in connection with the Original Agreement will vest in accordance with the terms of the Original Agreement and the applicable original grant agreements.  In the event a Change in Control occurs at any time prior to June 13, 2012, the Management Agreement provides that the number of then unvested shares of the performance-based restricted stock granted pursuant to the Original Agreement that is equal to the number of shares of performance-based restricted stock granted pursuant to the Management Agreement that have vested as of immediately prior to such Change in Control (or that will become vesting-eligible shares upon such a Change in Control) will be automatically forfeited for no consideration upon the consummation of such Change in Control; provided that the number of shares of the performance-based restricted stock granted pursuant to the Original Agreement that may be forfeited will not exceed 450,000 shares.

Registration Statement.  At any time following May 20, 2012, and within 45 days following the request of ZelnickMedia, the Company will file a Registration Statement on Form S-3 registering for resale all of the shares of Common Stock granted to ZelnickMedia under the Management Agreement or the Original Agreement, including the shares of Common Stock issuable upon exercise of the option granted under the Original Agreement.

The foregoing descriptions of the Management Agreement, and the time-based and performance-based restricted stock awards issuable to ZelnickMedia thereunder, are only a summary and are qualified in their entirety by reference to the full text of the Management Agreement, including the Forms of Restricted Stock Agreement and Performance-Based Restricted Stock Agreement attached as Exhibits A and B thereto, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Item 2.02	Results of Operations and Financial Condition

On May 24, 2011, the Company issued a press release announcing the financial results of the Company for its fourth fiscal quarter and fiscal year ended March 31, 2011.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

The information included in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  In addition, the information included in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Management Agreement, dated as of May 20, 2011, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.

99.1	Press Release dated May 24, 2011 relating to Take-Two Interactive Software, Inc.’s financial results for its fourth fiscal quarter and fiscal year ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Daniel P. Emerson
	Name:	Daniel P. Emerson
	Title:	Senior Vice President, Associate General Counsel and Secretary
Date: May 24, 2011

EXHIBIT INDEX

Exhibits	Description

10.1	Management Agreement, dated as of May 20, 2011, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.

99.1	Press Release dated May 24, 2011 relating to Take-Two Interactive Software, Inc.’s financial results for its fourth fiscal quarter and fiscal year ended March 31, 2011.